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                                                                    EXHIBIT 10.8

                       AMENDMENT TO EMPLOYMENT AGREEMENT


This shall constitute an amendment to the employment agreement between Fox Kids Worldwide, L.L.C. ("FKW") and Donna Grandy Cunningham ("Employee") dated September 15, 1997. The employment agreement between FKW and Employee dated September 17, 1997 is hereinafter referenced as "the Agreement." The date of this amendment is May 18, 1998. The parties agree as follows:

1. Paragraph one of the Agreement shall be amended to provide that the Initial Term shall be extended such that it expires on June 1, 2001, and that FKW shall have two consecutive, dependent one year options to continue the term of Employee's employment, exerciseable as set forth in paragraph one of the Agreement.

2. Paragraph 2a of the Agreement shall be amended to provide that Employee will be employed as Executive Vice President, Business and Legal Affairs and General Counsel of Fox Family Worldwide, Inc.

3. Subparagraphs (a) (1) - (a) (3) of paragraph 3 of the Agreement shall be replaced with the following language:

     3(a)(1) Two Hundred Fifty Thousand Dollars ($250,000) for the period September 15, 1997 through May 31, 1998;

     3(a)(2) Three Hundred Thousand Dollars ($300,000) for the period June 1, 1998 through May 31, 1999; Three Hundred Thousand Dollars for the period June 1, 1999 through May 31, 2000; and Three Hundred Fifteen Thousand Dollars ($315,000) for the period June 1, 2000 through May 31, 2001;

     3(a)(3) If FKW extends the Employment Period for one additional year as set forth in paragraph 1 hereof, Three Hundred Thirty Thousand Dollars ($330,000) for the period June 1, 2001 through May 31, 2002.

     3(a)(4) If FKW extends the Employment Period for one additional year as set forth in paragraph 1 hereof, Three Hundred Thirty Thousand Dollars ($330,000) for the period June 1, 2002 through May 31, 2003.

4. A new paragraph 3(d) shall be added to the Agreement which provides that upon execution of this amendment, Employee shall receive a signing bonus of $100,000.

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Except as set forth above, all other terms and conditions of the Agreement are hereby ratified.

AGREED AND ACCEPTED:
                                    FOX KIDS WORLDWIDE, L.L.C.



/s/ Donna Cunningham                 BY: /s/ Mel Woods
----------------------------             -------------------------
DONNA GRANDY CUNNINGHAM              ITS:________________________

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                              EMPLOYMENT AGREEMENT


This Employment Agreement ("Agreement") is made September 15, 1997, between FOX KIDS WORLDWIDE L.L.C. ("FKW"), and DONNA GRANDY CUNNINGHAM ("Employee"). This agreement supersedes the employment agreement between FKW and Employee dated February 27, 1996, and all amendments thereto ("the Original Employment Agreement.") The parties agree that the Original Employment Agreement is hereby terminated.

In consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

1. TERM OF EMPLOYMENT. Subject to the prior termination of this Agreement as provided in paragraph 5 hereinbelow, FKW hereby employs Employee, and Employee hereby accepts employment, for an "Initial Term" of three (3) years, commencing on September 15, 1997, on the terms and conditions stated in this Agreement. Thereafter, FKW shall have the irrevocable option to continue the term of Employee's employment hereunder for one additional year ("Additional Term") by delivering written notice to Employee at least 90 days before the last day of the Initial Term. The actual period of time that Employee remains in the employment of FKW pursuant to this Agreement is referred to herein as the "Employment Period".

2.  TITLE; DUTIES; RESPONSIBILITIES; REPORTING

  a. TITLE; DUTIES; PLACE OF EMPLOYMENT. Employee will be employed as Senior Vice President, Business and Legal Affairs, Fox Kids Networks duties shall be those customarily rendered by persons similarly employed in the television industry. Employee agrees to take such trips both within and outside the United States as Company determines to be desirable. During the Employment Period, Employee shall be based at the offices of FKW in the county of Los Angeles, California, except for required business travel.

  b. RESPONSIBILITIES. In view of the significant responsibilities imposed on Employee hereunder, Employee agrees that at all times during the Employment Period, Employee will use Employee's best efforts to further FCN's and FKWs business objectives and perform such additional services as may be reasonably requested from time to time. Employee shall devote all of Employee's business time and efforts to the performance of Employee's duties hereunder and will comply with all policies, orders and directives as may be issued from time to time. Employee's employment is full time, and Employee shall not engage in any other business or employment.

  c. APPOINTMENT AS DIRECTOR OR OFFICER. If Employee is elected a member of the Board of Directors or to any other office of FCN, FKW, or any of its or their affiliates, Employee agrees to serve in such capacity or capacities without additional compensation.

  d.   REPORTING. Employee shall report to FKW's President.

3.  COMPENSATION

  a. SALARY. If Employee is not in breach of any material term of this Agreement and subject to all customary withholdings and other deductions as may be required by applicable laws, FKW will pay

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  Employee a gross annual salary, exclusive of benefits and bonuses, during the
  Employment Period, paid in equal installments on FKW's regular payday, of:

     (1) Two Hundred Fifty Thousand Dollars ($250,000) for the first year of the Employment Period;

     (2) Two Hundred Sixty Five Thousand Dollars ($265,000) for the second year of the Employment Period; and,

     (3) Two Hundred Eighty Thousand Dollars ($280,000) for the third year of the Employment Period.

     (4) If FKW extends the Employment Period as set forth in paragraph 1 hereof, Three Hundred And Five Thousand Dollars ($305,000) for the fourth year of the Employment Period.


  b. BENEFITS. During the Employment Period, Employee will be entitled to participate in all employee benefit plans offered by that FKW owner (as designated by FKW) to comparable executives employed thereby. Such benefits shall become available in accordance with such FKW owner's customary policies, which benefits are subject to change at any time at FKW's sole and exclusive at FKW's sole and exclusive discretion. To the extent that FKW establishes any stock option plan which covers FKW's executives generally, Employee shall be entitled to participate in such plan pursuant to the terms thereof. Employee shall be entitled to reasonable periods of paid vacation during the Employment Period, the length and timing of which shall be subject to Employee's direct supervisor's prior written approval in each instance.

  c.  SIGNING BONUS AND DISCRETIONARY BONUS. Along with Employee's first
      -----------------
  paycheck, Employee shall receive a signing bonus of $30,000. At such times During the Employment Period that FKW considers and pays bonus compensation to FKW's employees at the vice president level or above, FKW also will give due consideration to paying bonus compensation to Employee. FKW will have no obligation to continue its current bonus compensation policy, to give Employee any bonus compensation, or, if bonus compensation is given to Employee, to make Employee's bonus compensation comparable to that given to any other FKW employee. Employee acknowledges that no person acting (or purporting to act) on behalf of FCN or FKW has in the past made any promise of any bonus compensation as an inducement to Employee to accept employment hereunder and that, in the future, only an FKW senior executive officer, and no other person, is authorized to determine when and whether any bonus compensation will be payable to Employee and the amount(s) thereof.

4. EXPENSES; TRAVEL. Employee will be entitled to reimbursement during the Employment Period for travel and other out-of-pocket expenses reasonably or necessarily incurred in the performance of Employee's duties hereunder, including reimbursement for Employee's cellular telephone charges (both basic monthly fee plus airtime charges for business calls), in accordance with FKW's regular practices and procedures. FKW shall provide Employee with a cellular phone for Employee's sole use during the Employment Period. If international travel is required, Employee shall be entitled to a minimum of business class air transportation and lodging.

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5. TERMINATION

  a. TERMINATION FOR CAUSE. Notwithstanding anything in this Agreement to the contrary, FKW may immediately terminate Employee's employment if: (i) Employee is convicted of or pleads guilty or nolo contendere to any felony; (ii) Employee embezzles any FKW funds or assets; (iii) Employee becomes physically or mentally disabled and, as such, has utilized any and all benefits available to Employee pursuant to state and federal family and medical leave laws and is either (a) unable to reasonably and effectively carry out Employee's duties with reasonable accommodations by FKW, or (b) unable to reasonably and effectively carry out Employee's duties because any reasonable accommodations which may be required would cause FKW undue hardship; or (iv) Employee fails or refuses to perform Employee's reasonable and customary duties hereunder, fails to comply with any lawful order or directive of Employee's superiors, or materially breaches any of the promises, covenants, obligations, representations, or warranties made or imposed upon Employee as set forth in this Agreement. If FKW terminates the Employment Period pursuant to this paragraph 5a and subsequently is adjudicated to have improperly terminated the Employment Period, Employee's right to any accrued and unpaid amounts owed to Employee will constitute Employee's sole and exclusive remedy regarding Employee's termination, and, to the maximum extent permitted by law, Employee irrevocably waives the right to claim any other damages or compensation of any nature whatsoever by reason of Employee's termination.

  b. TERMINATION BY REASON OF DEATH. Notwithstanding anything set forth herein to the contrary, the Employment Period will automatically terminate upon Employee's death, and Employee's estate shall be entitled to any accrued and unpaid amounts owing to Employee pursuant to paragraph 3a and 3b hereof as of the effective date of termination.

6. EMPLOYEE REPRESENTATIONS AND WARRANTIES. Employee represents and warrants to FKW as follows:

  a. AUTHORITY. Employee has all necessary right, power, and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement. Employee is under no legal or other disability which would make this Agreement void or voidable.

  b. NO PENDING LITIGATION. There are no actions, suits, or proceedings pending or, to the best of Employee's knowledge, threatened against or affecting Employee before any court or administrative law office or agency which may materially and adversely affect Employee's ability to perform Employee's duties pursuant to this Agreement.

  c. NO PROMISES NOT EXPRESSLY CONTAINED HEREIN. No person acting or purporting to act on behalf of FKW has made any promise not expressly set forth in this Agreement to Employee as an inducement to Employee to accept employment hereunder.

  d. BINDING AGREEMENT. This Agreement has been duly signed and delivered to FKW by Employee, and is a legal, valid, and binding obligation of Employee, enforceable in accordance with its terms. Neither the execution or delivery of this Agreement constitutes a breach of any contract or any obligation to which Employee is a party and Employee is under no contractual or restriction or limitation which is inconsistent with the execution and delivery of this Agreement, with the performance of Employee's obligations hereunder or with FKW's rights hereunder.

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7. COMPETITION.  Employee represents and warrants that Employee will not at any time during the Employment Period, directly or indirectly participate or engage in any business, or organize any business or venture, which is competitive with or similar to the business of FKVV, its parent, or any subsidiary or affiliate of FKW or its parent by becoming an owner, officer, director, shareholder, partner, associate, employer, or agent with respect to any such business or venture. The foregoing does not prohibit your ownership of less than one percent (1%) of the outstanding common stock of any company whose shares are publicly traded.

8. CONFIDENTIALITY. Unless expressly authorized by FKW, Employee shall not, at any time during or after the Employment Period, directly or indirectly disclose to any third party, or authorize any third party to use, any confidential or proprietary information relating to FKW's business, including without limitation, ownership of FKW, all sources of financing or proposed financing, all methods of production, all details concerning the methods by which FKW operates its business, all plans for future development, and all other information not readily available to the public. At the termination of the Employment Period, Employee agrees to deliver to FKW all confidential information in Employee's possession, including, without limitation, all discs, materials, equipment, and any other document, medium, property, reproduction or other item belonging to (or containing information belonging to) FKW, its successors or assigns, and . will not retain any copies of such items.

9. NO SOLICITATION. Employee shall not, at any time during the Employment Period or within two (2) years after termination of employment hereunder, regardless of the reason for the termination, directly or indirectly solicit any employee of FKW, its owners, or any subsidiary or affiliate of FKW or its owners, to leave its employ or join the employ of or render services to any other person, firm, or corporation.

10. UNIQUE SERVICES; INJUNCTIVE RELIEF. The services to be furnished by Employee hereunder and the rights and privileges granted to Company by Employee are of a special, unique, unusual, extraordinary, and intellectual character which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in any action at law, and a breach by Employee of any of the provisions contained herein will cause Company irreparable injury and damage. Accordingly, to prevent any such breach or threatened breach, and in addition to any other relief to which FKW may otherwise be entitled, FKW will be entitled to seek immediate temporary, preliminary, and permanent injunctive relief through appropriate legal proceedings in any court with jurisdiction.

11. NOTICES. All notices, requests, demands, or other communication (collectively "Notice") given to any party pursuant to this Agreement will not be effective unless given in writing to the parties at their respective addresses as set forth below:

If to FKW, at:        10960 Wilshire Blvd.
                      Los Angeles, CA 90024
                      Attention: Mel Woods

If to Employee, at:

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Notice will be deemed duly given (i) when delivered personally or when actually delivered by telegram or courier, or (ii) if mailed, seventy-two (72) hours after deposit in the United States mail, certified mail, postage prepaid, or
(iii) sent by facsimile one business day after the facsimile is properly sent, provided that a copy of the notice is concurrently sent to the intended recipient by United States mail, certified mail, postage prepaid. The addresses of the parties for the purposes of providing Notice pursuant to this Section may be changed from time-to-time, by Notice to the other party duly given in the foregoing manner.

12. RELATIONSHIP OF PARTIES; RESULTS AND PROCEEDS; NAME AND LIKENESS. Employee acknowledges that the relationship between the parties hereto is exclusively that of employer and employee and that Company's obligations to Employee are exclusively contractual in nature. Company shall be the sole owner of all the results and proceeds of Employee's services hereunder, including, but not limited to, all ideas, concepts, formats, suggestions, developments, arrangements, designs, packages, programs, promotions, and other intellectual properties which Employee may create in connection with and during the Term of employment hereunder, free and clear of any claims by Employee (or anyone claiming under you) or any kind or character whatsoever (other than Employee's right to compensation hereunder). Employee shall execute such assignments, certificates, or other instruments as the Company may deem necessary or desirable from time to time to evidence, establish, maintain, perfect, protect, enforce, or defend its right, title, and interest in or to any such properties. Company shall have the right to use your name, biography, and likeness in connection with its business, including advertising its products and services, and may grant this right to others, but not for use as a direct endorsement.

13. AMENDMENT; WAIVER. This Agreement may be amended, supplemented, modified, or rescinded only through an express written instrument signed both by FKW's President and by Employee. Each party may specifically and expressly waive in writing any portion of this Agreement or any breach hereof, but no such waiver will constitute a further or continuing waiver of any proceeding or succeeding breach of the same or any other provision. Employee may not assign any obligation or right of Employee hereunder. The consent by one party to any act for which such consent was required will not be deemed to imply consent, or a waiver of the necessity of obtaining such consent, for the same or similar acts in the future.

14. SEVERABILITY. Each provision of this Agreement is intended to be severable and if any term or provision hereof is determined invalid or unenforceable for any reason, such unenforceability or invalidity will not effect the enforceability or validity of the remainder of this Agreement.

15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument.

16. INTERPRETATION. The language and all parts of this Agreement will in all cases be construed simply according to its fair meaning and not strictly for or against any party. Wherever the context requires, all words used in the singular will be construed to have been used in the plural and vice versa, and each gender will include the other gender. The captions of the sections of this Agreement are for convenience only and will not effect the construction or interpretation of any of the provisions herein. This Agreement will be governed by the laws of the State of California applicable to agreements executed and fully performed in California, regardless of where actually executed or performed.

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17.  ENTIRE AGREEMENT.  This Agreement contains the entire and complete understanding between the parties concerning this subject matter and all representations, agreements, arrangements or understandings between or among the parties, whether oral or written have been fully and completely merged herein and are superseded hereby.

18. SUCCESSORS. This Agreement will be binding upon and inure to the benefit of the parties and their respective heirs, legacies, legal representatives, personal representatives, successors, and permitted assigns.

IN WITNESS HEREOF, the parties have entered into this Agreement as of the date set forth above.

                                      FOX KIDS WORLDWIDE L.L.C.


/s/ Donna Grandy Cunningham           BY:  /s/ Mel Woods
---------------------------                --------------------------
DONNA GRANDY CUNNINGHAM               ITS:
                                           --------------------------

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